UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2019 (November 22, 2019)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 22, 2019 (the “Effective Date”), Hertz Global Holdings, Inc. (the “Company”) entered into an amended and restated employment agreement with the Company’s President and Chief Executive Officer, Kathryn V. Marinello (the “Amended Agreement”). Ms. Marinello’s existing employment agreement, dated March 2, 2017 (the “Original Agreement”), had been set to expire on December 31, 2019. The Amended Agreement extends the term of Ms. Marinello’s employment through December 31, 2020 and amends certain other terms. A description of the material terms of the Amended Agreement is set forth below. The description of the Amended Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Under the terms of the Amended Agreement, for 2020 Ms. Marinello is entitled to receive an annual base salary of no less than $1,450,000 and a target annual bonus opportunity of 150% of her annual base salary (with actual payment determined by the applicable board of directors or compensation committee administering the bonus plan taking into account achievement of Company performance goals). Ms. Marinello will be entitled to receive a minimum bonus for 2019 of $1,350,000 unless she is terminated by the Company for “Cause” (as defined in the Amended Agreement) or resigns without “Good Reason” (as defined in the Amended Agreement) prior to the payment date of the 2019 bonus. Additionally, Ms. Marinello will continue to (i) be eligible to receive equity awards on a basis no less favorable than grants made to other senior executives of the Company, (ii) participate in the employee benefit plans offered to other senior executives of the Company (excluding all Company severance plans), (iii) be entitled to participate in the perquisite programs offered to other senior executives of the Company, (iv) be entitled to indemnification to the fullest extent permitted by applicable law and directors’ and officers’ insurance coverage to the same extent as other directors and senior executives of the Company, and (v) receive a $25,000 payment each January to cover traveling expenses.
If Ms. Marinello’s employment ends for any reason, Ms. Marinello is entitled to her full base salary through to the date of termination and any unused and unpaid annual vacation which has accrued in accordance with the Company’s policies (the “Accrued Obligations”). If Ms. Marinello’s employment is terminated by the Company without “Cause,” if Ms. Marinello resigns with “Good Reason” or if her employment ends by expiration of the Amended Agreement on December 31, 2020, in addition to the Accrued Obligations, and subject to entering into and not revoking a waiver and release of claims in favor of the Company at the time of her termination, she will be entitled to receive (i) any unpaid base salary for calendar year 2020 paid through December 31, 2020, and (ii) a pro-rata bonus for calendar year 2020 (with actual payment determined by the applicable board of directors or compensation committee administering the bonus plan taking into account achievement of Company performance goals for the full 2020 calendar year for executives with global responsibility). The Amended Agreement provides that the Company will not terminate Ms. Marinello without “Cause” (nor take any actions that constitute “Good Reason”) prior to December 31, 2019.
The change-in-control agreement between the Company and Ms. Marinello, dated as of March 2, 2017 (the “Change in Control Agreement”), shall govern treatment of employment termination upon a “change-in-control” (as defined in the Change in Control Agreement) according to the same terms and conditions set forth therein, provided that the Change in Control Agreement will terminate at midnight on December 31, 2019 and will only apply to a termination of employment on or prior to December 31, 2019.
The Amended Agreement provides for customary restrictions on (i) competition with the Company while employed and through the later of December 31, 2020 or the date that is three months following termination of employment, (ii) solicitation of employees and customers, clients and distributors of the Company while employed and for two years following termination of employment for any reason, and (iii) disclosure of confidential information while employed and perpetually thereafter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated as of November 22, 2019, between Hertz Global Holdings, Inc. and Kathryn V. Marinello.

104	Cover page interactive data filed (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ JAMERE JACKSON
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer
Date:  November 27, 2019